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                                                                    Exhibit 99.1


               COX COMMUNICATIONS ANNOUNCES PROPOSED OFFERING OF
                            CONVERTIBLE SENIOR NOTES

         ATLANTA - Cox Communications, Inc. (NYSE: COX) today announced that it intends to raise $400 million (or $460 million if the initial purchasers exercise their overallotment option in full) through the offering, subject to market and other conditions, of convertible senior notes. The offering will be made in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended.

         It is contemplated that the convertible senior notes will have a term of 20 years and be convertible into cash or shares of Cox Communications' Class A Common Stock at Cox Communications' option. Cox Communications expects to use the net proceeds from the sale of the convertible senior notes to repay commercial paper indebtedness and for general corporate purposes.

         Concurrently with Cox Communications' offering of its convertible senior notes, Cox Enterprises, Inc., the holder of a 66.26% interest in Cox Communications at December 31, 2000, intends to raise $400 million (or $460 million if the initial purchasers exercise their overallotment option in full) through a separate offering, subject to market and other conditions, of exchangeable senior notes. The Cox Enterprises exchangeable senior notes will be exchangeable into cash or shares of Class A Common Stock of Cox Communications at Cox Enterprises' option. The exchangeable senior notes offering will also be made in accordance with Rule 144A and Regulation S under the Securities Act of 1933.

         The offerings of the convertible senior notes by Cox Communications and the exchangeable senior notes by Cox Enterprises have not been registered under the Securities Act, and the convertible senior notes and the exchangeable senior notes may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from registration.

         This press release shall not constitute an offer to sell or the solicitation of an offer to buy the convertible senior notes or the exchangeable senior notes.

                                      MORE

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Cox Communications, Inc.
Offering of Convertible Senior Notes
February 13, 2001
Page 2


         Cox Communications serves approximately 6.2 million customers nationwide, making it the nation's fifth largest cable television company. A full-service provider of telecommunications products, Cox Communications offers an array of services, including Cox Cable; local and long distance telephone services under the Cox Digital Telephone brand; high-speed Internet access under the brands Cox@Home, Road Runner and Cox Express; advanced digital video programming services under the Cox Digital Cable brand; and commercial voice and data services via Cox Business Services. Cox Communications is an investor in telecommunications companies including Sprint PCS and Excite@Home, as well as programming networks including Discovery Channel, The Learning Channel, Outdoor Life and Speedvision. More information about Cox Communications can be accessed on the Internet at www.cox.com.

         Statements in this release are "forward-looking" statements, which are statements that relate to Cox Communications' future plans, earnings, objectives, expectations, performance, and similar projections, as well as any facts or assumptions underlying these statements or projections. Actual results may differ materially from the results expressed or implied in these forward-looking statements, due to various risks, uncertainties or other factors. These factors include competition within the broadband communications industry, our ability to achieve anticipated subscriber and revenue growth, our success in implementing new services and other operating initiatives, our ability to generate sufficient cash flow to meet our debt service obligations and finance operations, and other risk factors described from time to time in Cox Communications' filings with the Securities and Exchange Commission, including Cox Communications' Annual Report on Form 10-K for the year ended December 31, 1999. Cox Communications assumes no responsibility to update any forward looking statements as a result of the new information, future events or otherwise.

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MEDIA CONTACT
Kimberley Brown
Cox Communications, Inc.
404-269-8410